Exhibit 99.1 Resignation of Joseph C. Passalaqua

Joseph C. Passalaqua
118 Chatham Road
Syracuse, NY 13203

March 12, 2012

Board of Directors
Pegasus Tel, Inc.

Gentlemen:

I hereby resign my positions as Chief Executive Officer, President, Chief Financial Officer, Secretary, Director and all other positions to which I have been assigned, regardless of whether I served in such capacity, of the Company, effective at 11:59 A.M., March 12, 2012.  The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/Joseph C. Passalaqua
Joseph C. Passalaqua